UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 25, 2014

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2014, Unifi Manufacturing, Inc. (“UMI”), a subsidiary of Unifi, Inc. (the “Registrant”), entered into a Fifth Amendment to Yarn Purchase Agreement with Hanesbrands Inc. (“HBI”), which amends the Yarn Purchase Agreement between UMI and HBI dated November 6, 2009 (as amended, the “Yarn Purchase Agreement”). Pursuant to the Yarn Purchase Agreement, HBI has agreed to purchase certain yarns (the “Products”) from UMI to fulfill a substantial portion of HBI’s Products requirements in the Western Hemisphere.

The Fifth Amendment provides an interim extension of the term of the Agreement from June 30, 2014 (the current expiration date) to August 31, 2014, to allow the parties additional time to negotiate an anticipated longer-term extension of the Agreement. The Fifth Amendment also includes certain substantive adjustments to the pricing provisions of the Agreement, which are effective as of July 1, 2014. The Fifth Amendment will be filed as an exhibit to a future periodic report of the Registrant, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ W. RANDY EADDY
W. Randy Eaddy
General Counsel and Secretary

Dated: July 1, 2014